EXHIBIT 10.7

PRIVATE UNITS PURCHASE AGREEMENT

THIS PRIVATE UNITS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”) is entered into by and among PMV Acquisition Corp., a Delaware corporation (the “Company”), Mario J. Gabelli (the “Purchaser”) and Graubard Miller, as escrow agent (“Escrow Agent”).

The Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share”), and one warrant to purchase one half of one Share at an exercise price of $5.75 per half Share (a “Warrant”). The Purchaser has agreed to purchase an aggregate of 1,000,000 units (the “Private Units”), each Private Unit consisting of one Share and one Warrant on such terms as described herein.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.          Authorization, Purchase and Sale; Terms of the Private Units.

A.           Authorization of the Private Units. The Company has duly authorized the issuance and sale of the Private Units to the Purchaser.

B.           Purchase and Sale of the Private Units.

(i) At least 24 hours prior to the consummation of the Public Offering, the Purchaser shall deliver an aggregate purchase price of $10,000,000 (the “Purchase Price”) for the Private Units to the Escrow Agent, to hold in a non-interest bearing account.

(ii) Simultaneously with the consummation of the Public Offering (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 1,000,000 Private Units. At such time, the Escrow Agent shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company. On the Closing Date, upon the payment by the Purchaser of the Purchase Price by wire transfer of immediately available funds to the Trust Fund, the Company shall deliver certificates evidencing the 1,000,000 Private Units duly registered in the Purchaser’s name to the Purchaser.

C.            Terms of the Private Units.

(i)           Each Private Unit shall be identical to the units being sold in the Public Offering, including without limitation the right to receive liquidation distributions if the Company is unable to consummate its initial business combination, except that the Warrants included in the Private Units will be non-redeemable by the Company and exercisable on a cashless basis so long as they are still held by the Purchaser or his permitted transferees. Additionally, the Purchaser agrees that the Private Units and underlying securities (collectively, the “Securities”) will not be transferable, assignable or saleable until after the completion of the Company’s initial business combination except to permitted transferees.

(ii)           On the Effective Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Securities. The Registration Rights Agreement shall be in the same form as the agreements entered into with the holders of the founder shares and private placement warrants as well as the Company’s officers and directors.

Section 2.          Representations and Warranties of the Company.  As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.           Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B.           Authorization; No Breach.

(i)           The execution, delivery and performance of this Agreement and the Private Units have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Private Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)           The execution and delivery by the Company of this Agreement and the Private Units, the issuance and sale of the Securities and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the By-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.           Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the securities underlying the Private Units will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

Section 3.          Representations and Warranties of the Purchaser.  As a material inducement to the Company to enter into this Agreement and issue and sell the Private Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.           Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.           Authorization; No Breach.

(i)           This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)           The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.           Investment Representations.

(i)            The Purchaser is acquiring the Securities for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)           The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii)          The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)         The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v)          The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)         The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)        The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii)       The Purchaser has such knowledge and experience in financial and business matters, know of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of their investments in the Securities.

Section 4.          Return of Funds. If the Company does not complete the Public Offering within fourteen (14) days of the date the Purchase Price is delivered to the Escrow Agent, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Section 5.          Escrow Agent.

(i) The Escrow Agent is serving hereunder solely as a convenience to the parties to facilitate the purchase and sale of the Private Units and Escrow Agent’s sole obligation under this Agreement is to act with respect to the Purchase Price as described in Sections 1 and 4 of this Agreement. Escrow Agent shall not be liable to the Company or the Purchaser or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with serving as Escrow Agent unless Escrow Agent has acted in a manner constituting gross negligence or willful misconduct. Each of the Company and the Purchaser shall indemnify Escrow Agent against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this transaction except as a result of its gross negligence or willful misconduct.

(ii) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been sued or presented by the proper party or parties. Escrow Agent may conclusively presume that the Company and the Purchaser have full power and authority to instruct Escrow Agent on behalf of such parties unless written notice to the contrary is received by Escrow Agent.

Section 6.          Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

Section 7.          Definitions.  Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 8.          Miscellaneous.

A.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.           Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.           Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F.           Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY:

PMV ACQUISITION CORP.

By:	/s/ Christopher J. Marangi
Name: Christopher J. Marangi
Title: CEO

PURCHASER:

/s/ Mario J. Gabelli
Mario J. Gabelli

ESCROW AGENT: GRAUBARD MILLER

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner